UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2021

DZS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5700 Tennyson Parkway, Suite 400

Plano, TX 75024

(Address of Principal Executive Offices, Including Zip Code)

(469) 327-1531

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2021, the Board of Directors (the “Board”) of DZS Inc. (the “Company”) elected Misty Kawecki to serve as the Company’s Chief Financial Officer. Ms. Kawecki brings over 24 years of progressive finance and accounting experience at Big 4 accounting firms and public, private and private equity-owned companies to the role and will serve as a strategic advisor to CEO Charlie Vogt and the Board. In connection with her appointment, Ms. Kawecki entered into an employment agreement with the Company (the “Employment Agreement”), which is discussed in greater detail below.

Prior to joining the Company, Ms. Kawecki served from 2018-2021 as CFO and head of operations at MediaKind. From 2015-2018, she was CFO and SVP of shared services at Mercury Radio Arts, Inc., and from 2013-2015 she was VP of finance and corporate controller at Imagine Communications. Prior to Imagine Communications, she held senior finance roles at GENBAND and McAfee (Intel). She started her career at accounting firm Ernst & Young. Ms. Kawecki has a master’s degree in accounting from Texas Tech University.

The Employment Agreement provides that Ms. Kawecki’s employment is at-will.  During the term of her employment, Ms. Kawecki will serve in the above-mentioned capacity reporting to the Company’s Chief Executive Officer, with such duties and responsibilities as are commensurate with the position.

The Employment Agreement provides that Ms. Kawecki will have an initial annual base salary of $300,000. The base salary will be reviewed on at least an annual basis by the Board or its Compensation Committee.   Ms. Kawecki will be eligible to participate in a performance-based annual bonus program approved by the Board, pursuant to which bonuses will be earned and paid, if at all, in equal quarterly installments.  Ms. Kawecki’s initial target quarterly bonus is $37,500 per quarter. Ms. Kawecki will receive a one-time sign-on bonus in the amount of $50,000.  In the event that Ms. Kawecki’s employment with the Company is terminated during the first year for “cause” (as defined below) or Ms. Kawecki resigns during such first year for other than “good reason” (as defined below), she will be required to re-pay the pro-rated portion of the sign-on bonus for the period of the year that she was not employed by the Company. Ms. Kawecki is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to the Company’s other officers, including a cell phone allowance.

In connection with her appointment, the Board will grant Ms. Kawecki (i) stock options to purchase 100,000 shares of the Company’s common stock under the Company’s 2017 Incentive Award Plan and (ii) 50,000 restricted stock units under the Company’s 2017 Incentive Award Plan.  The options, which will have a ten-year term and an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, will vest over a three-year period, with 33% vesting on the first anniversary of Ms. Kawecki’s commencement of employment and the remainder vesting ratably over 24 months thereafter.  The restricted stock units will vest in three substantially equal annual installments on August 2, 2022, 2023 and 2024.  Vesting of the options and restricted stock units will be immediately accelerated if, within twelve months following a change in control, Ms. Kawecki resigns for “good reason” or her employment is terminated by the Company for any reason other than by reason of death, disability or “cause”.  Future equity grants will be made at the discretion of the Board.

Under the Employment Agreement, Ms. Kawecki will receive certain compensation in the event that she resigns for “good reason” or her employment is terminated by the Company for any reason other than by reason of death, disability or “cause” (each, a “Qualifying Termination”). In the event Ms. Kawecki’s employment is terminated by reason of a Qualifying Termination, Ms. Kawecki will be entitled to receive (i) her base salary through the date of termination, reimbursable business expenses in accordance with company policies, and any accrued, vested benefits, in each case to the extent not previously paid, (ii) a lump-sum payment equal to the sum of (x) the greater of (A) twelve months’ of Ms. Kawecki’s salary as in effect immediately prior to the date of termination or (B) $300,000 plus (y) Ms. Kawecki’s bonus for the quarter in which the termination occurs based on actual Company performance, and (iii) the Company will pay her COBRA coverage for the twelve month period following the date of termination, should she elect COBRA continuation coverage of medial and/or dental benefits.

For purposes of the Employment Agreement, “cause” is generally defined to include: (i) Ms. Kawecki’s willful or continued failure to substantially perform her duties with the Company, or any failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Chief Executive Officer of the Company or the Board consistent with the terms of her Employment Agreement, which failure continues for 15 days following Ms. Kawecki’s receipt of written notice, (ii) Ms. Kawecki’s conviction of, guilty plea to, or entry of a nolo contendere plea to a felony or a crime of moral turpitude or commission of an act of fraud, embezzlement or misappropriation against the Company, (iii) Ms. Kawecki’s willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the Company, or (iv) Ms. Kawecki’s willful and material breach of the Employment Agreement, which breach remains uncured for 15 days following her receipt of written notice.  For purposes of the Employment Agreement, “good reason” is generally defined to include the occurrence of any of the following events without her consent: (i) a material diminution in Ms. Kawecki’s base compensation, (ii) a material diminution in Ms. Kawecki’s authority, duties or responsibilities, (iii) a material change in the geographic location at which Ms. Kawecki must perform her duties, or (iv) any other action or inaction that constitutes a material breach by the Company of its obligations under the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

There were no arrangements or understandings between Ms. Kawecki and any other person pursuant to which Ms. Kawecki was appointed as an officer of the Company. There are no family relationships between Ms. Kawecki and any director or executive officer of the Company, and she has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the Company’s appointment of Ms. Kawecki as its new Chief Financial Officer, effective July 29, 2021, the Board removed Thomas Cancro as the Company’s Chief Financial Officer.

On August 2, 2021, the Company issued a press release announcing Ms. Kawecki’s appointment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated August 2, 2021, by and between DZS Inc. and Misty D. Kawecki.
99.2	Press Release dated August 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2021	DZS Inc.

	By:	/s/ Justin Ferguson
Justin Ferguson
Chief Legal Officer